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                                                                   EXHIBIT 10.11



                STANDARD LEASE AGREEMENT FOR OFFICE/SERVICE SPACE


        This LEASE AGREEMENT (hereinafter called the "LEASE AGREEMENT") made as of the 10th day of August, 2000 by and between THE TEACHERS RETIREMENT SYSTEM OF THE STATE OF ILLINOIS, HAVING OFFICES AT C/O United Properties LLC, Suite 200, 3500 West 80th Street, Bloomington, Minnesota 55431 (hereafter called the "LANDLORD"), and CRAY INC., a Washington corporation (hereafter referred to as "TENANT").

ARTICLE 1 -- DESCRIPTION OF PREMISES

        Landlord, in consideration of the rents and covenants herein contained, hereby leases the following, to wit: approximately 39,507 square feet of office space in the aggregate consisting of (i) approximately 13,887 square feet (the "BUILDING V PREMISES") of the office and service building located at 1345 Mendota Heights Road, Mendota Heights, Minnesota as outlined on Exhibit "A-1" to this lease Agreement ("BUILDING V") and (ii) approximately 25,620 square feet (the "BUILDING VI PREMISES") of the office and service building located at 1340 Mendota Heights Road, Mendota Heights, Minnesota as outlined on Exhibit A-2 of this Lease Agreement ("BUILDING VI") (the Building V Premises and the Building VI Premises are sometimes together referred to as the "PREMISES" and Building V and Building VI are sometimes together referred to as the "BUILDING").

        Appurtenant to the Premises shall be a non-exclusive license for access to and use of the common areas of Building V and Building VI of the Mendota Heights Business Center including without limitation the parking lots and driveways thereon (together hereafter the "PARKING AREAS").

ARTICLE 2 -- TERM AND MINIMUM RENT

        TO HAVE AND TO HOLD the Premises together with all appurtenant rights and privileges, unto Tenant for a term of sixty (60) and a fraction months commencing on the 15th day of September, 2000 and terminating on the 30th day of September, 2005 (hereafter called the "TERM"), Tenant to pay therefore during the Term a monthly minimum rent ("MINIMUM RENT") as follows:

          Period of Term          Annual Rate Per SF     Monthly Minimum Rent
          --------------          ------------------     --------------------
          9/15/00 to 9/30/03             $9.19                $30,255.78
          10/1/03 to 9/30/05             $9.69                $31,901.90

        Said Monthly installments shall be payable in advance on the first day of each calendar month or any extension or renewal thereof; provided, that said commencement and termination dates are specifically subject to the provisions of
Article 4 hereof. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of said Minimum Rent. Minimum Rent for the fractional calendar month of September, 2000 shall be payable on or before the commencement date of this Lease Agreement.

ARTICLE 3 -- USE OF PREMISES

        The Premises shall be used by Tenant for general office purposes and for no other purposes, subject to all regulations imposed by local, state, or other governmental agencies and subject to rules and regulations which may be promulgated by Landlord.

ARTICLE 4 -- CONSTRUCTION AND POSSESSION

        Tenant acknowledges and agrees that it shall be taking possession of the Premises in their existing "as is" condition without any obligation on the part of Landlord to make any alterations, modifications or improvements thereto or provide any allowances therefor. Any improvements to the Premises and the furnishing of the Premises shall be made by tenant at the sole cost and expense of Tenant, subject to all

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other provisions of this Lease Agreement, including compliance with all applicable governmental laws, ordinances and regulations. In the event of any occupancy of the Premises by Tenant prior to the beginning of the Term, such occupancy shall in all respects be the same as that of a tenant under this Lease Agreement and shall be subject to the terms and conditions of this Lease Agreement; provided, however, the Tenant may enter the Premises rent-free during the Move-in Period (as defined below) only for the purposes hereinafter described. Landlord shall allow Tenant to commence fixturing, wiring for its telecommunications/computer equipment, installing work stations and otherwise moving its personal property, furniture and equipment into the Premises four (4) weeks prior to the commencement of the Term (the "MOVE-IN PERIOD"). Notwithstanding anything herein to the contrary, however, Tenant's obligation to pay rent under this Lease Agreement shall in any case begin on the commencement date of this Lease Agreement of September 15, 2000.

ARTICLE 5 -- ADDITIONAL RENT

        A. Tenant shall pay to Landlord as Additional Rent throughout the Term the following:

               1. Real Estate Taxes: Tenant shall pay its pro rata share of the Real Estate Taxes. The term "REAL ESTATE TAXES" herein shall mean all real estate taxes, all assessments, and any taxes in lieu thereof or any tax that may be levied, assessed or imposed upon or measured by the rents reserved hereunder which may become due or payable against or by the Building, the parcel of land upon which it is constructed or Landlord. For purposes of calculating Real Estate Taxes in any given calendar year, special assessments shall be paid over the maximum period allowed by law without incurring interest. All costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term "Real Estate Taxes." Tenant shall pay to Landlord in each year during the Term of this Lease Agreement and any extension or renewal thereof, Tenant's proportionate share of all Real Estate Taxes paid in the first instance by Landlord in that year. Anmy tax year commencing during any lease year shall be deemed to correspond to such lease year. In the event the taxing authorities include in the Real Estate Taxes the value of any improvements made by Tenant, or of machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay all the taxes attributable to such items in addition to its proportionate share of said aforementioned Real Estate Taxes.

               2. Common Area Operating Expenses: Tenant shall pay its pro rata share of the annual aggregate Common Area Operating Expenses ("OPERATING EXPENSES") incurred by Landlord in the operation, maintenance and repair of the Building, the Parking Area and the parcel of land on which they are located. The term "Operating Expenses" herein shall include but not be limited to maintenance, operation, repair, replacement and care of all heating, lighting, and plumbing fixtures in or serving common areas and of all equipment systems, roofs, exterior glass, landscaped areas, signs, Building exteriors (non-structural) and parking lots; all payments by Landlord for snow removal, refuse removal, insurance premiums, management fees, wages and fringe benefits of personnel employed for the aforesaid work and proportionate costs of equipment purchased and used for such purposes that can not be capitalized under the Internal Revenue Code; and the cost (amortized over such reasonable period as Landlord shall determine on a straight line basis) of any capital improvements made to the Building by Landlord after commencement of the Term which result in a reduction of Operating Expenses or which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed. Except only as permitted under the immediately preceding sentence, no other capital expenditures of Landlord shall be included in "Operating Expenses."

        B. In the event the Term shall begin or expire at any time during the calendar year, Tenant shall be responsible for its pro rata share of Additional Rent under subdivisions 1 and 2 of paragraph A for such partial year.

        C. Prior to commencement of this Lease Agreement, and prior to the commencement of each calendar year thereafter commencing during the Term or any renewal or extension thereof, Landlord may estimate for the following calendar year, or portion thereof remaining, Tenant's share of Real Estate Taxes and Operating Expenses, and the Additional Rent payable by Tenant during such calendar year to cover those charges on a current basis. Said estimates will be in writing and will be delivered or mailed to

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Tenant at the Premises. The Additional Rent so estimated shall be payable by
Tenant in equal monthly installments, in advance, on the first day of each month during such calendar year. In the event that such estimate is delivered to Tenant after the first day of January of such calendar year, the estimated Additional Rent for that year shall be payable as Additional Rent in equal monthly installments, in advance, on the first day of each month over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year after delivery of the estimate.

        D. For purposes of this Article, Tenant's "pro rata share" shall be determined (except for management fees) on the same ratio as the total square feet in the Premises bears to the total square feet in the Building.

        E. Upon completion of each calendar year during the Term or any renewal or extension thereof, Landlord shall determine the actual amount of the Real Estate Taxes and Operating Expenses payable by Tenant in such calendar year and deliver a written certification of the amounts thereof to Tenant. If Tenant has underpaid its proportionate share of Real Estate Taxes of Operating Expenses for such calendar year, Tenant shall pay the balance thereof within ten (10) days after the receipt of such statement. If Tenant has overpaid the same, Landlord shall either (i) refund such excess, or (ii) credit such excess against the next monthly installment of Additional Rent payable by Tenant. A pro rata adjustment shall be made for a fractional calendar year occurring during the Term of this Lease Agreement or any renewal or extension thereof based upon the number of days of the Term of the Lease Agreement during said calendar year as compared to three hundred sixty-five (265) days and all additional sums payable by Tenant or credits du Tenant as a result of the provisions of this Article shall be adjusted accordingly. By giving written notice to Landlord no later than one hundred twenty (120) days following receipt by Tenant of Landlord's certification, Tenant by its agents or employees engaged on a non-contingency based fee arrangement, shall have the right, at Tenant's cost and expense, to audit the books and records of Landlord and/or its property manager relating to the Operating Expenses and Real Estate Taxes that are the subject of such certification by Landlord, said audit to be at the offices of Landlord's property manager and on a date reasonably acceptable to Landlord and Tenant. Landlord shall be provided with a written report of such audit in reasonable detail and the results of such audit shall be subject to reasonable verification by Landlord. In the event such audit establishes that Tenant was overcharged for Operating Expenses or Real Estate Taxes, the amount of such overcharge shall be credited against the next monthly installment of Additional Rent payable by Tenant or if at the end of the Term, such overcharge shall be refunded to Tenant within ten (10) days of such audit. Further, in the event Tenant engages the services of an independent auditor on a non-contingency fee based fee arrangement and the results of the audit performed by such auditor establish that Landlord has overcharged Tenant for Operating Expenses and Real Estate Taxes by an amount in excess of five percent (5%) of the Operating Expenses and Real Estate Taxes that should have been paid by Tenant, Landlord shall reimburse Tenant for the cost of the audit up to a maximum amount of $500. Conversely, in the event that such audit establishes that Tenant was undercharged for Operating Expenses or Real Estate Taxes, the amount of such undercharge shall be paid by Tenant to Landlord within ten (10) days of the audit.

        F. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes.

        G. It is acknowledged and agreed by Tenant that notwithstanding any other provision of this Lease Agreement to the contrary, Operating Expenses and Real Estate Taxes are determined by Landlord and payable by Tenant under this
Article 5 separately for each of Building V and Building VI. Tenant's pro rata share for Building V is currently 46.85% and Tenant's pro rata share for Building VI is currently 100.00%.

ARTICLE 6 -- TENANT'S RESPONSIBILITY, CARE OF PREMISES AND UTILITIES

        A. Tenant shall be responsible for the maintenance of the Premises, including but not limited to maintenance, repair or replacement of entrance doors, overhead garage doors, truck dock doors, the

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heating, plumbing, electrical, mechanical and air conditioning fixtures exclusively serving the Premises, and equipment used by Tenant.

        B. Maintenance of heating, mechanical and air conditioning fixtures and equipment shall specifically include the reasonable cost of quarterly inspections and repairs performed by Landlord's own engineers and by an independent mechanical contractor who shall be contracted for by Landlord, said cost to be included in Operating Expenses under Article 5 of this Lease Agreement.

        C. Tenant shall provide its own dumpster for trash and store the dumpster inside the Building at all times. Tenant shall not leave or store any materials or trash on the grounds or Parking Areas and shall not litter the grounds and Parking Areas. If Landlord makes a trash room or area available to Tenant in the Building or a nearby building, Tenant shall dispose of its trash in said room or area if so requested by Landlord. Tenant shall move or remove fixtures whenever such moving or removal is requested by Landlord for purposes of necessary repair.

        D. Tenant shall be responsible for prompt and adequate removal of snow, ice and other hazardous conditions accumulating or occurring on all sidewalk and walkways between the Premises and the Parking Areas, and/or street, except that Landlord shall be responsible for the removal of snow from the sidewalk and walkways in excess of one (1) inch and from the Parking Areas and/or street in excess of two (2) inches.

        E. Tenant further agrees (a) to keep the Premises in as good condition and repair as they were in at the time that Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty expected; (b) to keep the Premises in a clean and sanitary condition; (c) not to commit any nuisance or waste on the Premises, throw foreign substances in plumbing facilities, or waste any of the utilities furnished by Landlord; (d) not to obstruct entries, halls, stairways, lavatories, or other common areas, nor use the same for anything other than their intended purpose; and (e) that the use of the Premises, Parking Areas and the common areas shall be subject to such reasonable Rules and Regulations as may be promulgated by Landlord for the comfort and convenience of the owners, occupants and visitors of the Building.

        F. If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Lease Agreement, Landlord may, at its option upon thirty (30) days written notice by Landlord to Tenant and failure to cure by Tenant during said period of time (except in the case of an emergency, when no notice or opportunity to cure need be given), put or cause the same to be put in the condition and state of repair agreed upon, and in such case, Tenant shall pay the cost thereof.

        G. Tenant shall pay when due all charges for sewer usage or rental, garbage disposal, refuse removal, water, electricity, gas, fuel oil, L.P. Gas, telephone and/or other utility services or energy source furnished to the Premises during the Term or any renewal or extension thereof.

ARTICLE 7 -- LANDLORD'S RESPONSIBILITIES AND QUIET ENJOYMENT

        A. Landlord shall keep in good order, safe condition and repair the structural parts of the Building, including the outer walls, roof, foundation, and interior support columns and the utilities of the Building not exclusively serving the Premises, except that Tenant shall be responsible for the cost of the repairs that are caused by the fault or negligence of Tenant, its employees, or invitees. Landlord warrants that it has full right to execute and perform this Lease Agreement and to grant the estate demise, and that Tenant, upon payment of the rents and other amounts due and the performance of all the terms, conditions, covenants and agreements on Tenant's part to be observed and performed under this Lease Agreement, may peaceably and quietly enjoy the Premises for the uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease Agreement.

        B. Landlord represents, warrants and covenants that Building V and Building VI shall have separate rooftop HVAC systems serving the respective Premises under this Lease Agreement and that based on an inspection of said HVAC systems to be performed by a qualified engineer, said HVAC

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systems will on the commencement date of this Lease Agreement be in proper working order. Landlord further represents and warrants that to the best of the Landlord's knowledge, the common areas of Building V and Building VI are in substantial compliance with all applicable statutes, laws, ordinances and regulations.

ARTICLE 8 -- ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

        A. Each party hereto agrees that at any time, and from time to time during the Term (but not more often than twice in each calendar year), within ten (10) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgage designated by such other party, an estoppel certificate in a form reasonably acceptable to the requesting party.

        B. Tenant agrees to provide Landlord (but no more than twice in any calendar year), within ten (10) days of request, the then most current financial statements of Tenant and any guarantors of this Lease Agreement, which shall be certified by Tenant, and if available, shall be audited and certified by a certified public accountant. Landlord shall keep such financial statements confidential, except Landlord shall, in confidence, be entitled to disclose such financial statements to existing or prospective mortgagees or purchasers of the Building.

ARTICLE 9 --NON PERMITTED USE

        Tenant agrees not to commit or permit any act to be performed on the Premises or any omission to occur which will be in violation of any statute, regulation, or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by Landlord. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to Tenant's use of the Premises and shall promptly comply with all governmental orders, rulings and directives for the improvements to the Premises, all at Tenant's sole cost and expense. Tenant shall not disturb other occupants of the Building by making any undue or unseemly noise or otherwise and shall not do or permit to be done in or about the Premises anything which will be dangerous to life or limb. Tenant warrants and represents it shall not nor shall it permit the storage, production, use or disposal of hazardous wastes or substances (as defined under Federal or State law) in or around the Premises, Building or Parking Areas, except for relatively small amounts of the foregoing that are routinely and customarily used for office and cleaning purposes in compliance with applicable statutes and laws. Tenant's indemnification ion the next Article shall be deemed to include any breach of this representation and warranty. There shall be no sale of food or beverages by mobile facilities, by vending machine or equipment, or otherwise on the Premises without the written consent of Landlord. Tenant further agrees not to use or permit the use by its employees or visitors of the Parking Areas for the overnight storage of vehicles.

ARTICLE 10 -- INSURANCE AND INDEMNITY

        A. Tenant shall maintain in full force and effect during the Term a policy of public liability insurance under which Landlord is named additional insured. The minimum combined limit of liability of such insurance shall be $2,000,000.00. This limit shall apply per location. Said insurance shall also provide for contractual liability coverage by endorsement. Tenant shall further provide for business interruption insurance to cover a period of not less than six (6) months. Tenant agrees to deliver a duplicate copy of said policy or a certificate of insurance evidencing such coverage to Landlord prior to occupancy. Such policy shall contain a provision requiring thirty (30) days written notice to Landlord before cancellation of, material change or failure to renew the policy. All insurance shall be with companies and in form reasonably acceptable to Landlord. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord's manager of the Building harmless from any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord, Landlord's manager or Landlord's other tenants caused by; (i) any act or omission by Tenant, Tenant's employees or anyone claiming through or by Tenant in, at, or around the Premises or the Building; (ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises; or
(iii) Tenant's failure to comply with any and all governmental

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laws, rules, ordinances or regulations applicable to Tenant's use of the
Premises. If Tenant shall not comply with its covenants made in this Article 10, Landlord may, at its option upon five (5) days written notice by Landlord to Tenant and failure to cure by Tenant during said period of time (unless expiration of such insurance is imminent, in which case no notice or opportunity to cure need be given), cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

        B. Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building but not contents owned, leased to or otherwise in possession of Tenant. The cost of such insurance shall be an Operating Expense as defined in Article 5 of this Lease Agreement.

        C. Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for nay loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provide, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasing party's policies shall contain a clause or endorsement to the effect that any such release would not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder. Landlord and Tenant agree that they will request their insurance carriers to include in their policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obliged to do so.

ARTICLE 11 -- NON-LIABILITY OF LANDLORD AND COVENANT TO HOLD HARMLESS

        A. Except in the event of casual negligence of Landlord, its agents or employees, Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water, sprinkler system, or janitorial service or due to theft burglary, or fire, nor shall such failure or other temporary failure of such services due to Landlord's maintenance or repair be deemed an eviction of Tenant or relieve Tenant of any of its obligations hereunder. Landlord shall not be liable for personal injury, death or any damage from any cause on or about the Premises or Building. All property, kept stored or maintained in the Premises shall be so kept, store or maintained at sole risk of Tenant.

        B. Except in the case of casual negligence of Landlord, its agents or employees and subject to the waiver of subrogation provided in Article 10 C., Tenant agrees to hold Landlord harmless of any liability for damages to any person or property occurring on or about the Premises and arising out of, or related to any act ore omission of Tenant or its agents, employees or invitees.

ARTICLE 12 -- FIRE REPAIR

        In the event of damage to the Building or the Premises by fire, the elements, or other casualty and the estimated costs to repair the same are greater than $50,000, Landlord at its option may terminate this Lease Agreement or repair the damage. If Landlord elects to terminate this Lease Agreement, Landlord shall give written notice of termination to Tenant within sixty (60) days after such damage and the termination shall be effective upon such notice. If a portion of the Premises is damaged by fire, the elements or other casualty and Landlord does not terminate this Lease Agreement as provided above, Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to such damage. If the damage renders the Premises untenantable in whole or in such part such that it is impracticable to conduct business therein, the rent shall wholly abate until the damage has been repaired. If the damage renders the Premises untenantable in part but Tenant continues to occupy them in part, the rent shall be reduced in the proportion that the unoccupied portion of the Premises bears to the entire Premises until the damage has been repaired. Notwithstanding the foregoing, if the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent. Anything herein to the contrary also notwithstanding, if the Premises are not in fact so restored by Landlord within two hundred forty (240) days of the date of such damage, Tenant shall have the right, exercisable by written notice to Landlord no later than twenty (20) days following the expiration of said two hundred forty (240) day period, to

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terminate this Lease Agreement effective no less than fifteen (15) days, nor more than sixty (60) days after Tenant's notice (except that if Landlord completes such restoration before the effective date of termination, such termination shall be a nullity). Landlord shall not be required to repair any damage or make any repairs or replacements of any leasehold improvements, trade fixtures or other personal property of Tenant. Tenant shall promptly repair all leasehold improvements.

ARTICLE 13 -- CONDEMNATION LOSS

        Should all the Premises be taken in condemnation proceedings or by exercise of any right of eminent domain, then this Lease Agreement shall automatically terminate as of the date the condemning authority or the authority exercising its right of eminent domain takes possession of the Premises. If there is a partial taking but Tenant continues to occupy the Premises in part, the rent shall be reduced in the proportion that the unoccupied part of the Premises bears to the entire Premises. If, as a result of a partial taking, the Premises are no longer usable for the purpose(s) specified in Article 3 of this Lease Agreement, Tenant may terminate this Lease Agreement as of the date the condemning authority or the authority exercising its right of eminent domain takes possession of the Premises by giving written notice thereof to Landlord. If there is a partial taking of the Building or of the Parking Area, Landlord may terminate this Lease Agreement as of the date specified in the foregoing sentence by giving written notice thereof to Tenant. All damages awarded for any such taking shall belong to and be the property of Landlord irrespective of the basis upon which they are awarded provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation.

ARTICLE 14 -- ASSIGNMENT AND SUBLETTING

        A. Tenant agrees not to assign, sublet, license, mortgage or encumber this Lease Agreement, the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without the specific prior written consent of Landlord in each instance, which consent shall not be reasonably withheld or delayed by Landlord. If Tenant is a corporation or partnership, transfer of a controlling interest of Tenant shall be considered an assignment of this Lease Agreement for purposes of this article. Notwithstanding anything herein to the contrary, Tenant may, without the consent of Landlord, assign this Lease Agreement or sublet all or part of the Premises to an Affiliate of Tenant. As used herein, an "AFFILIATE" OF Tenant shall be deemed to be any entity which controls, is controlled by or is under common control with Tenant, with "control" meaning the power to direct the management and policies, directly or indirectly, through the ownership of voting securities. Consent by Landlord in one such instance shall not be a waiver of Landlord's rights under this Article as to requiring consent for any subsequent instance. In the event Tenant desires to sublet a part or all of the Premises, or assign this Lease Agreement, including to an Affiliate, Tenant shall give written notice to Landlord at least thirty (30) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and if proposed to a person or entity other than an Affiliate of Tenant, copies of financial reports or other relevant financial information of the proposed subtenant or assignee. At Landlord's option, any and all payments by the proposed assignee or sublessee with respect to the assignment or sublease shall be paid directly to Landlord. In any event no subletting or assignment, regardless of whether to an Affiliate, shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease Agreement. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. At Landlord's option and with the exception of an assignment or subletting to an Affiliate of Tenant, Landlord may terminate the Lease Agreement in lieu of giving its consent to any proposed assignment of this Lease Agreement of subletting of all the Premises (which termination may be contingent upon the execution of a new lease with the proposed assignee or subtenant).

        B. Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchase succeeds to the interests of Landlord under this Lease Agreement, Landlord shall not be subject to any liability resulting from any act or omission or even occurring after such conveyance. In the event the fee ownership of Building V and Building VI shall ever differ, Tenant shall effective as of the date of such change in ownership, amend and restate the terms, covenants and conditions of this Lease Agreement by entering into two separate lease agreements, one with the Landlord of Building V covering the Building V Premises only and one with the Landlord of Building VI covering the Building VI Premises only, and the Minimum Rent payable under
Article 2 of this Lease Agreement and the Termination Fee that would be payable upon early termination under Article 31 of this Lease Agreement shall both be prorated between the Building V Premises and the Building VI Premises based upon their relative square footages.

ARTICLE 15 -- MECHANICS' LIEN

        In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien forthwith to be discharged (or bonded against if Tenant is contesting same in good faith) within ten(10) days after being notified of the filing thereof, then, in addition to any other right or remedy for Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be dur, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand.

ARTICLE 16 -- SECURITY INTEREST IN PERSONAL PROPERTY

        (INTENTIONALLY OMITTED)

ARTICLE 17 -- SURRENDER

        On the last day of the Term or upon the sooner termination thereof, Tenant shall peaceably surrender the Premises in good condition and repair reasonable wear and tear and damage by fire or other casualty excepted. On or before the last day of the Term or the sooner termination thereof, Tenant shall at its expense remove all of its equipment and other personal property from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. At the election of Landlord, all alterations, additions and fixtures, other than Tenant's trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as part thereof, or Landlord may require removal of the same at the end of the Term; provided, however, Tenant shall not be required to remove the improvements to the Premises existing as of the date of this Lease Agreement or any telephonic, coaxial, ethernet, or other computer, word processing, facsimile or electronic wiring. If the Premises be not surrendered at the end of the Term or sooner termination thereof Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises to Landlord at the place then fixed for payment of rent.

ARTICLE 18 -- HOLDING OVER

        In the event Tenant remains in possession of the Premises after the expiration of this Lease Agreement, whether by lapse of time or termination, and without the execution of a new Lease Agreement, it shall be deemed to be occupying said Premises as a tenant or sufferance unless Landlord gives Tenant written notice prior to such expiration, that such tenancy shall be on a month-to-month basis. In either case, Tenant shall pay during that time a monthly rental at the rate of 150% of the Minimum Rent plus all Additional Rent payable hereunder, subject to all the conditions, provisions and obligations of this Lease Agreement insofar as the same can be applicable to said tenancy.

ARTICLE 19 -- DEFAULT OF TENANT

        If any one or more of the following occurs: (2) a rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than five (5) days following written notice form Landlord of non-payment by Tenant; provide, however, if Landlord has given two (2) or more of such notices during the preceding twelve (12) month period, no such prior notice need be given by Landlord and Tenant shall be in default under this Lease Agreement if the payment is not made by Tenant within ten (10) days of the date same is due and payable; (2) Tenant shall not violate or default on any of the other covenants, agreements, stipulations or conditions herein or in any other agreement between Landlord and Tenant relating to the Premises and such violation or default shall continue for a period of thirty (30) days (or such additional period of time, not to exceed and additional sixty (60) days, as is reasonable under the circumstances if the violation or default is of the type that can be reasonably be cured within thirty (30) days and Tenant promptly commences such cure and at all times diligently pursues same) after written notice from Landlord of such violation or default; or (3) if Tenant or any guarantor of this Lease Agreement shall commence or have commenced against Tenant or any guarantor proceedings under a bankruptcy, receivership, insolvency or similar type of action; then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeited and the said Term ended, or to terminate only Tenant's right to possession of the Premises, and to re-enter the Premises with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord of forfeiture of termination of this Lease Agreement or termination only of Tenant's right to possession of the Premises, the Liability of Tenant for the rent and all other sums provided for herein shall not be relinquished or extinguished for the balance of the Term of this Lease Agreement and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease Agreement or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, reletting (including related cost of removal or modification of tenant improvements) or cure as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises or the collection of the rentals due Landlord hereunder. Tenant shall also be liable to Landlord for the payment of a late charge in the amount of 10% of the rental installment or other sum due Landlord hereunder if said payment has not been received within ten (10 days) from the date said payment becomes due and payable, or cleared by Landlord's bank within three (3) business days after deposit. Tenant agrees to pay interest at 12% per annum or the maximum permissible rate under the applicable usury statutes, whichever is less, on all rentals and other sums due Landlord hereunder not paid within ten (10) days from the date the same becomes due and payable. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by the statute or otherwise.

ARTICLE 20 -- DEFAULT OF LANDLORD

        Landlord shall not be deemed to be in default under this Lease Agreement until the Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure.

ARTICLE 21 -- ALTERATIONS

        Tenant will not make any alterations, repairs, additions or improvements in or to the Premises or add, disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, or structural components of the Building without the prior written consent of Landlord as to the character of the alterations, additions or improvements to be made, the manner of doing the work, and the contractor doing the work. Such consent shall not be unreasonably withheld or delayed. Notwithstanding anything herein to the contrary, Tenant may without the consent of Landlord make alterations repairs, additions or improvements of a non-structural nature costing no more than $5,000.00 in any one instance so long as (i) the plumbing, wiring, life/safety and mechanical systems of the Building are not disturbed or changed in any way, (ii) the interior wall configuration of the Premises is not changed or altered in any way and (iii) Tenant gives Landlord at least fifteen (15) days written notice prior to making such alterations, repairs, additions or improvements describing in reasonable detail the nature of same and the contractor doing the work. All such work shall comply with all applicable governmental laws, ordinances, rules and regulations. Landlord as a condition to said consent may require a surety performance and/or payment bond from Tenant for said actions. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney" fees) by reasons of any said alterations, repairs, additions or improvements.

ARTICLE 22 -- SIGNAGE

        The only Tenant signage permitted on or in any part of the Premises and visible from the exterior of the Premises shall be Landlord's standard building signage, approved and installed by Landlord at Tenant's expense. Tenant agrees to maintain its signage in good repair, and to hold Landlord harmless from any loss, cost, or damages resulting from the erection, existence, maintenance, or removal of the signage. Landlord may without notice enter the Premises at any time and, at the expense of Tenant, remove unauthorized signs without liability for damages. Landlord may replace or maintain any signage at the Premises or Building and the cost of such replacement or maintenance shall be the obligation of Tenant payable on demand.

ARTICLE 23 -- ENTRY

        Landlord shall have the right to keep pass keys to the Premises. Tenant agrees that no additional locks will be placed on any of the doors to the Premises without the written consent of Landlord and without first giving Landlord access keys to such locks. Landlord, its agents, and its employees shall have the right, upon reasonable prior notice (except in the event of an emergency) and without any diminution of rent, to enter the Premises during normal business hours (except in the event of an emergency) to inspect, conduct environmental tests, to make repairs, to exhibit the Premises to prospective purchasers, and to maintain the Building, and during the ninety (90) days prior to the expiration of the Term, to exhibit the Premises to prospective tenants and to place upon the doors or in the windows of the Premises any usual or ordinary "For Lease" signs.

ARTICLE 24 -- SUBORDINATION

        It is mutually agreed that this Lease Agreement shall be subordinate to any and all mortgages, including any renewals, modifications, consolidations, replacements and extensions thereof now or hereafter imposed on the Building by Landlord. Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease Agreement, unless this Lease Agreement is otherwise terminated pursuant to its terms. In the event Landlord's mortgagee wishes to waive the subordination rights set forth in this Article, then upon written notice to Tenant, this Lease shall be deemed prior tin incumbrance to said mortgage. In confirmation of such subordination or priority, Tenant, upon request, shall promptly execute and deliver any instrument, as required by Landlord's mortgagee; however, this Lease Agreement shall remain in full force and effect for the full Term hereof so long as Tenant is not in default hereunder.

ARTICLE 25 -- GENERAL

        This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture and tenant. The association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant. No waiver of any default of Tenant hereunder shall be implied form any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The covenants of Tenant to pay the Minimum Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease Agreement. The marginal or topical headings of the several paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. Any notice required to be served in writing hereunder shall be delivered personally or sent by certified mail to Tenant at the address of the Premises in Building VI and to Landlord at the address then fixed for payment of Rent. The place at which Tenant is to pay all rent shall be designated in a separate writing from Landlord. This Lease Agreement shall be construed under the laws of the State of Minnesota. If Tenant is a corporation, each individual executing this Lease Agreement on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by

Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. Neither party shall record this Lease Agreement or any memorandum thereof, and any such recordation shall be a breach of this Lease Agreement, void and without effect. Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained.

ARTICLE 26 -- SECURITY DEPOSIT

        Upon execution hereof, Tenant agrees to pay Landlord the sum of $42,769.73 (i.e., $14,801.23 for the Building V Premises and $27,968.50 for the Building VI Premises) to guarantee the payment of rent and the performance by Tenant of all of the terms of this Lease Agreement (the "SECURITY DEPOSIT"). Such amount held as a Security Deposit shall bear no interest. Upon the occurrence of any default hereunder by Tenant, Landlord may use the Security Deposit to the extent necessary to cure such default, whether rent or otherwise. Any remaining balance of said Security Deposit shall be returned to Tenant upon compliance with the terms hereof and acceptance of the vacated Premises by Landlord. Tenant acknowledges that its potential liability under this Lease Agreement is not limited to the amount of the Security Deposit. Use of such Security Deposit by Landlord shall not constitute a waiver of any default, but is in addition to other remedies available to Landlord under this Lease Agreement and under law. Upon the use of all or any part of the Security Deposit to cure any default of Tenant, Tenant shall forthwith deposit with Landlord the amount of Security Deposit so used.

ARTICLE 27 -- SUBSTITUTION

        (INTENTIONALLY OMITTED)

ARTICLE 28 -- EXCULPATION

        Capital Associates Realty Advisors ("CAPITAL") is acting solely as agent for Landlord in connection with this Lease. All of the terms provisions, stipulations, covenants and conditions to be performed by Landlord, are undertaken solely as said agent and not personally or individually by Capital. No personal liability shall be asserted or enforced against Capital or any of its employees, officers, directors, shareholders or agents by reason of any of the terms, provisions, stipulations, covenants and conditions contained in this Lease.

Without limitation of any other provision of this Lease, this Lease is being executed by and on behalf of The Teachers Retirement System of the State of Illinois ("TRS"). Neither TRS nor any present or future officer, director, employee, trustee, member or agent of TRS shall have any personal liability, directly or indirectly, and recourse shall not be had against TRS or any such officer, director, employee, trustee, member or agent, under or in connection with this Lease or any other document or instrument heretofore or hereafter executed in connection with same. Tenant hereby waives and releases any and all such personal liability and recourse. Tenant and its successors and assigns and all other persons claiming by, through or under Tenant shall look solely to Landlord's interest in the Building of which the Premises is a part with respect to any claim against Landlord arising under or in connection with this Lease or any other document or instrument heretofore or hereafter executed in connection with this Lease. The limitations of liability provided herein are in addition to, and not in limitation of , any limitations of liability otherwise set forth herein or applicable to TRS by law or in any other contract, agreement or instrument.

ARTICLE 29 -- ADA COMPLIANCE

        The parties acknowledge that the Americans With disabilities Act of 1990 (42 U.S.C. Section 12101 et. Seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA"), establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises and Building depending on, among other things: (1) whether Tenant's business operations are deemed a "place of public accommodation" or a "commercial facility"; (2) whether compliance with such requirements is "readily achievable" or " technically infeasible"; and (3) whether a given alteration affects a "primary function area" or triggers so-called "path of travel" requirements. The parties acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises and Building to a degree sufficient to determine whether or not the Premises and Building, in their condition as of the date hereof, deviate in any manner from the ADA Accessibility guidelines ("ADAAG") or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant further acknowledges and agrees that, except as may otherwise be specifically provided below, Tenant accepts the Premises and Building in "as-is" condition and agrees that Landlord makes no representation or warranty as to whether the Premises or Building conform to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Premises of the Building. Tenant shall be solely responsible for all title III compliance and costs in connection with the Premises, including any Tenant Improvements or other work to be performed in the Premises under or in connection with this Lease, including pursuant to Article 4 above and shall also be responsible for the cost of any so-called title III "path of travel" requirements triggered by any construction activities or alterations in the Premises; provided, however, Tenant shall not be required to make any structural improvements to the Building. Tenant shall be solely responsible for all other requirements under the ADA relating to Tenant or any affiliates or persons or entities related to Tenant (collectively, "Affiliates"), operations of the Tenant of Affiliates of the Premises, including without limitation, requirements under Title I of the ADA pertaining to Tenant's employees.

ARTICLE 30 -- ENVIRONMENTAL

        Landlord and Tenant agree as follows with respect to the existence or use of hazardous materials and toxic substances on or about the Premises.

               (a) Tenant shall not cause or permit any hazardous materials or toxic substances to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord. Landlord shall not unreasonably withhold such consent as long as Tenant demonstrates to landlord's reasonable satisfaction that such hazardous materials or toxic substances are necessary or useful to Tenant's business and will be used, kept, stored, and disposed of in a manner that complies with all laws relating to any such hazardous materials or toxic substances so brought upon or used or kept in or bout the Premises. If Tenant breaches the obligations stated in the preceding sentences and such breach results in contamination of the Premises, or if the presence of hazardous materials or toxic substances on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by hazardous materials or toxic substances otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, the Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or any amenity of the Premises, damages arising, from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, actual and reasonable attorneys' fees, consultant fees and expert fees) which arise during or after the Term of this Lease as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions, including regular inspections, or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the hazardous materials or toxic substances present in the soil or ground water on or under the Building, the Parking Area or the land upon which they are located (herein referred to together as the "Property"). This indemnity and hold harmless obligation of Tenant shall survive any termination of this Lease. Without limiting the foregoing, if the presence of any hazardous materials or toxic substances on the Premises caused or permitted by Tenant results in any contamination of the Premise or Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or Property to the condition existing prior to the introduction of any such hazardous materials or toxic substances to the Premises; provided that, Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions, in Landlord's sole and absolute discretion would no potentially have any material adverse long-term or short-term effect on the Premises or Property.

               (b) If Tenant uses, keeps, or stores hazardous materials or toxic substances on the Premises (other than relatively small amounts of the foregoing that are routinely and customarily used for office and cleaning purposes in compliance with applicable statutes and laws), Landlord shall have the right, at any time, to cause testing wells to be installed on or about the Property, and may at its option cause the ground water to be tested to detect the presence of hazardous materials or toxic substances at least once every twelve (12) months during the term of this Lease by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. If any suck test disclose improper use, storage or disposal of hazardous materials or toxic substances on the Premises by Tenant, the cost of such tests and of the maintenance, repair and replacement of such wells shall be fully paid for by Tenant within ten (10) days after receiving a statement of charges from Landlord.

               (c) If Tenant uses, keeps or stores hazardous materials or toxic substances on the Premises (other than relatively small amounts of the foregoing that are routinely and customarily used for office and cleaning purposes in compliance with applicable statutes and laws), Landlord and Landlord's agents shall have the right to inspect the Premises at all reasonable times and upon reasonable written or oral notice for the purposes of ascertaining Tenant's compliance with this Article 30. If any such inspections disclose improper use, storage or disposal of hazardous materials or toxic substances on the Premises by Tenant, the cost of such inspections shall be reimbursed to Landlord by Tenant. In the event of a spill of mishandling of hazardous materials or toxic substances, Tenant shall immediately inform Landlord verbally and in writing. Such notice shall identify the hazardous materials or toxic substances involved and the emergency procedures taken.

               (d) Landlord may, in its sole and absolute discretion, withhold its consent to any proposed assignment of sublease if I) the proposed assignee's or sublessee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of hazardous materials or toxic substances substantially different by type or amount from the materials and substances used by Tenant and the Premises or the Property is at a greater risk as a consequence
ii) the proposed assignee or subtenant has been required by any prior any prior landlord, lender or governmental authority to take remedial action in connection with hazardous materials or toxic substances contaminating a property if the contamination results from such assignee's or sublessee's actions or use of the property in question; or ii) the proposed assignee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of any hazardous materials or toxic substance.

               (e) As used herein, the terms "hazardous materials and/or toxic substances" mean i) any hazardous or toxic substance, material or waste which is or become regulated by any local, state or federal governments or special districts, ii) defined as "hazardous substance" pursuant to Section 1311 or the Federal Water Pollution Control Act (33 U.S.C. Section 1316), iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or
iv) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. (42 U.S.C. Section 9601). References herein to specific statutes or laws shall also be references to any applicable statutes or laws.

               (f) If Tenant presently uses in its business materials which are hazardous materials or toxic substances as defined in this Article 30, Tenant shall upon the execution of the Lease deliver to Landlord i) a list of all such hazardous materials and toxic substances, ii) a plan for use, handling, storage and disposal of hazardous materials and toxic substances, iii) the name, address, telephone number and qualifications of a licensed company that will handle emergency clean-up for Tenant, iv) a written contingency plan for any emergency involving said hazardous materials and toxic substances. During the term of this Lease, Tenant shall deliver to Landlord all reports required by any and all regulatory agencies governing the use, handling, storage and disposal of hazardous materials or toxic substances.

                                                                   Exhibit 10.11

               (g) Landlord agrees that Tenant may use the enumerated hazardous materials and toxic substances, subject to the terms of this Lease and in full and complete compliance with any and all applicable laws, statutes, ordinances, rules and regulations which may, from time to time, be enacted or promulgated. Tenant shall immediately notify Landlord of any other materials which may be hazardous or toxic, and shall obtain Landlord's written consent prior to such use or storage.

               (h) Any material increase in the premiums for necessary insurance on the Premises which arises from Tenant's use and/or storage of these materials shall be solely at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary in connection with its use, storage or disposal or hazardous materials or toxic substances to comply with any requirement of any federal, state or local governmental agency or special district with jurisdiction.

               (i) It is the intent of the parties hereto that the provisions of this Article 30 regarding the use and handling or hazardous materials and toxic substances shall also apply to tenant's storage upon the Premises of any substances, including, but not limited to, gasoline and diesel fuels in, above or below ground storage tanks.

ARTICLE 31 -- EARLY TERMINATION OPTION

Provided Tenant is not in default under this Lease Agreement beyond the passage of any applicable period of cure, grace or notice at the time of giving the Termination Notice (as defined below) or at any time thereafter to and including the Effective Date of Termination (as defined below) and notwithstanding any other provision of this Lease Agreement to the contrary, Tenant shall have the one time right to terminate this Lease Agreement early as to all of the Premises being leased hereunder effective as of September 30, 2003 (the "EFFECTIVE DATE OF TERMINATION") by (i) giving written notice of termination to Landlord no later than December 31, 2002, Time being of the essence (the "TERMINATION NOTICE" and (ii) paying to Landlord with said Termination Notice a termination fee in the amount of $81,858.00 (the "TERMINATION FEE").



TENANT: CRAY INC.                            LANDLORD:  THE TEACHERS RETIREMENT
                                             SYSTEM OF THE STATE OF ILLINOIS,
                                             BY CAPITAL ASSOCIATES REALTY
                                             ADVISORS, ITS INVESTMENT MANAGER
                                             AND DULY AUTHORIZED AGENT.

By: James E. Rottsolk                        By: Thomas J. Paleion
   --------------------------------             --------------------------------

    Its: CEO                                     Its: Executive V.P.
        ---------------------------                  ---------------------------

By: Kenneth W. Johnson                       By:
   --------------------------------             --------------------------------

        Its: VP, Finance                          Its:
        ---------------------------                  ---------------------------

Date: August 4, 2000                         Date: August 10, 2000